UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Compensatory Arrangements of Certain Officers

(e)  At a meeting held on March 19, 2008, the Compensation Committee of the Board of Directors of Century Aluminum Company (the "Company") determined vesting levels for performance share units previously awarded to the following individuals under the Company's Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan") for the 2005 - 2007 performance program period: Logan W. Kruger, President and Chief Executive Officer; Wayne R. Hale, Executive Vice President and Chief Operating Officer; Michael A. Bless, Executive Vice President and Chief Financial Officer; Robert R. Nielsen, Executive Vice President, General Counsel and Secretary; and Giulio Casello, Senior Vice President – Business Development.  Performance shares are awarded by the Compensation Committee in accordance with established guidelines and represent shares of the Company's common stock that, upon vesting, are issued to the award recipient.  The Committee set vesting levels at 105%, resulting in performance share payouts in the following amounts: Mr. Kruger, 17,425 shares; Mr. Hale, 4,937; Mr. Bless, 7,744 shares; Mr. Nielsen, 6,776 shares; and Mr. Casello, 4,839 shares.

In addition to the shares set forth above, the Committee awarded Mr. Kruger an additional 4,236 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	March 25, 2008	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Vice President and Assistant General Counsel